Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
     We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form F-10 (File No. 333-127577) of our report dated February 14, 2006, relating to the consolidated financial statements of TELUS Corporation appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
May 18, 2006